   As filed with the Securities and Exchange Commission on September 15, 2000
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                                   CORIO, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                                                 77-0492528
(State or other jurisdiction of                                                   (I.R.S. Employer
 incorporation or organization)                                                 Identification Number)

                           959 Skyway Road, Suite 100
                          San Carlos, California 94070
                                 (650) 232-3000
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)


                                 1998 Stock Plan
                       2000 Employee Stock Purchase Plan
                            (Full title of the plans)


                                  GEORGE KADIFA
                      President and Chief Executive Officer
                                   CORIO, INC.
                           959 Skyway Road, Suite 100
                              San Carlos, CA 94070
                                 (650) 232-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             HOWARD S. ZEPRUN, ESQ.
                               CAINE T. MOSS, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                                                   CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                       AMOUNT          PROPOSED           PROPOSED
                                                       TO BE           MAXIMUM            MAXIMUM
                   TITLE OF EACH CLASS OF            REGISTERED     OFFERING PRICE       AGGREGATE           AMOUNT OF
                SECURITIES TO BE REGISTERED           (SHARES)        PER SHARE        OFFERING PRICE     REGISTRATION FEE
---------------------------------------------------  ----------     --------------     --------------     ----------------
1998 Stock Option Plan
   Common Stock, $0.001 par value
   (shares issuable under)(1)......................   9,845,272       $  3.2346        $ 31,845,516.81      $  8,407.22

1998 Stock Option Plan
   Common Stock, $0.001 par value
   (shares available for future grant)(2)..........   6,395,698       $ 11.5312        $ 73,750,072.77      $ 19,470.02

TOTAL 1998 STOCK OPTION PLAN SHARES REGISTERED       16,240,970

2000 Employee Stock Purchase Plan
   Common Stock, $0.001 par value(3)...............   1,000,000       $ 11.5312        $ 11,531,200.00      $  3,044.24
                                                                                                            -----------
TOTAL REGISTRATION FEES............................                                                         $ 30,921.48
==========================================================================================================================

(1) The computation is based upon the weighted average exercise price per share of $3.23 as to 9,845,272 outstanding but unexercised options to purchase Common Stock under the 1998 Stock Option Plan (the "Currently Outstanding Options").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to the remaining 6,395,698 shares of Common Stock authorized for issuance pursuant to the 1998 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on September 12, 2000, which average was $11.5312, because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on September 12, 2000, which average was $11.5312, because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Company's Registration Statement on Form S-1 (File No. 333-35402) as amended (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's initial public offering of its Common Stock.

     (b) The description of the Registrant's Common Stock to be offered hereby which is contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act 1934 (the "Exchange Act") on July 12, 2000, and any further amendment or report filed hereafter for the purpose of updating any such description.

     (c)  The Company's Form 10-Q (File No. 000-31003), filed pursuant to
Section 12 of the Exchange Act, on August 14, 2000, and any further amendment or report filed hereafter for the purpose of updating any such description.

     (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of shares of Common Stock offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. Howard S. Zeprun, a member of WSGR, is the Assistant Secretary of the Registrant. As of the date of this Registration statement, certain members of Wilson Sonsini Goodrich & Rosati, and investment partnerships in which such persons are partners, beneficially own up to an aggregate of 31,430 shares of the Registrant's Common Stock.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain conditions for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VI of the Company's Bylaws provides for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. EXHIBITS.

Exhibit Number
--------------
      4.1*       Amended and Restated Certificate of Incorporation of Registrant

      4.2*       Bylaws of Registrant

      4.3*       1998 Stock Plan, as amended

      4.4*       2000 Employee Stock Purchase Plan

      5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered (Counsel to the Corporation)

     23.1        Consent of KPMG LLP (Independent Auditors)

     23.2        Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                 (included in Exhibit 5.1)

     24.1        Power of Attorney (see page II-4)

--------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-35402), as amended, declared effective by the Securities and Exchange Commission on July 20, 2000.


ITEM 9. UNDERTAKINGS.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Corio, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on September 15, 2000.

                                   CORIO, INC.



                                   By: /s/ George Kadifa
                                      ------------------------------------------
                                      George Kadifa,
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Kadifa and Eric Keller, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on September 15, 2000 by the following persons in the capacities indicated.

                                        CORIO, INC.



                                        By: /s/ George Kadifa
                                           -------------------------------------
                                           George Kadifa,
                                           President and Chief Executive Officer


               SIGNATURE                                TITLE                                DATE
---------------------------------    ------------------------------------------       ------------------
       /s/ George Kadifa              President and Chief Executive Officer and       September 15, 2000
---------------------------------      Director (Principal Executive Officer)
George Kadifa                            Executive Vice-President and Chief

       /s/ Eric J. Keller            Financial Officer (Principal Financial and       September 15, 2000
---------------------------------                Accounting Officer)
Eric J. Keller

       /s/ Jonathan J. Lee                     Chief Strategy Officer                 September 15, 2000
---------------------------------
Jonathan J. Lee

       /s/ Vinod Khosla                               Director                        September 15, 2000
---------------------------------
Vinod Khosla

       /s/ Aneel Bhusri                               Director                        September 15, 2000
---------------------------------
Aneel Bhusri

       /s/ Ted E. Schlein                             Director                        September 15, 2000
---------------------------------
Ted E. Schlein

       /s/ Roger Siboni                               Director                        September 15, 2000
---------------------------------
Roger Siboni

       /s/ George J. Still                            Director                        September 15, 2000
---------------------------------
George J. Still

                               INDEX TO EXHIBITS

Exhibit Number
--------------
      4.1*       Amended and Restated Certificate of Incorporation of Registrant

      4.2*       Bylaws of Registrant

      4.3*       1998 Stock Plan, as amended

      4.4*       2000 Employee Stock Purchase Plan

      5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered (Counsel to the Corporation)

     23.1        Consent of KPMG LLP (Independent Auditors)

     23.2        Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                 (included in Exhibit 5.1)

     24.1        Power of Attorney (see page II-4)

--------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-35402), as amended, declared effective by the Securities and Exchange Commission on July 20, 2000.